UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2021

Minerva Neurosciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36517	26-0784194
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road Suite 286 Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 600-7373

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NERV	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The results of matters submitted to a stockholder vote at the Annual Meeting of Stockholders of Minerva Neurosciences, Inc. (the “Company”) held on June 11, 2021 (the “2021 Annual Meeting”) are as follows:

Proposal 1: Election of Directors. Two nominees were elected to serve on the Company’s Board of Directors until the 2024 annual meeting of stockholders and until their successors are elected and qualified with the votes set forth below:

Nominee	For	Withheld	Broker Non-Votes
William F. Doyle	19,598,216	8,845,093	4,863,319
Hans Peter Hasler	22,567,744	5,875,565	4,863,319

Proposal 2: Approval of the Company’s Stock Option Exchange Program. The Company’s stockholders approved Proposal 2. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
21,451,390	6,974,463	17,456	4,863,319

Proposal 3: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers. The Company’s stockholders approved Proposal 3. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
28,131,268	281,987	30,054	4,863,319

Proposal 4: Ratification of Deloitte & Touche LLP as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2021. The selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 was ratified with the votes set forth below:

For	Against	Abstain	Broker Non-Votes
33,165,293	83,603	57,732	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Minerva Neurosciences, Inc.

Date: June 16, 2021	/s/ Geoffrey Race
Geoffrey Race
Executive Vice President, Chief Financial Officer and Chief Business Officer